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                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of U S WEST, Inc. and U S WEST Capital Funding, Inc. on Form S-3 (the "Registration Statement") of our report, dated February 14, 1996 (which includes an explanatory paragraph related to changes in accounting for income taxes and investments in 1993 and 1994, respectively), with respect to the consolidated financial statements of Continental Cablevision, Inc. and subsidiaries appearing in the Registration Statement on Form S-4 of U S WEST, Inc. (which includes the proxy statement of Continental Cablevision, Inc. related to the proposed merger of Continental Cablevision, Inc. into U S WEST, Inc. or a subsidiary of U S WEST, Inc.), which report has been incorporated by reference in the Current Report on Form 8-K of U S WEST, Inc., dated October 15, 1996.

     We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.


                                        /s/  Deloitte & Touche LLP

                                        DELOITTE & TOUCHE LLP
                                        Boston, Massachusetts
                                        October 23, 1996